Exhibit 23.1(c)

CONSENT OF INDEPENDENT PETROLEUM CONSULTANT

                    We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 15, 2000 on the oil and gas reserves of the Company as of January 1, 2000, as well as our report dated March 10, 1999 on the oil and gas reserves of the Company as of January 1, 1999. We also consent to the reference to our firm under the caption "Experts" in this document.

Wright & Company, Inc. By: /s/ D. Randall Wright D. Randall Wright President

July 7, 2000
Brentwood, TN